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Exhibit 99.1

I hereby resign as Director of ASGA, Inc., a Nevada corporation, and as a Director of ASGA Tour, Inc., a Nevada corporation, a wholly owned subsidiary of ASGA, Inc., effective this 25th day of November, 2002.

/s/ TOM KIDD Tom Kidd

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  Exhibit 99.1